UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2024

WORKDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6110 Stoneridge Mall Road
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2024, the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) appointed Rhonda J. Morris as a Class II director, with an effective date of February 14, 2025, following her retirement from Chevron Corporation. This class of directors will next stand for election at Workday’s 2026 Annual Meeting of Stockholders. The Board has determined that Ms. Morris is independent in accordance with the applicable rules of the Nasdaq Stock Market. Ms. Morris has served as Vice President and Chief Human Resources Officer for Chevron Corporation since 2016 and is expected to serve through December 2024. Ms. Morris began her career with Chevron in 1991, and has held roles of increasing responsibility since then in human resources, global marketing, and international products. She serves on several non-profit boards and is a fellow in the National Academy of Human Resources. Ms. Morris received a bachelor’s degree in English from the University of California, Davis, and a master’s degree in business administration from Boston University. She brings to our Board extensive operational experience in human capital management and keen insights on the customer experience.

In accordance with Workday’s standard compensation practices for non-employee directors, Ms. Morris is expected to receive a one-time grant of restricted stock units (“RSUs”) in the amount of $750,000 following the effective date of her appointment, one-fourth of which will vest one year after the grant date, and the balance of which will vest in equal quarterly installments over the following twelve quarters, assuming continuous service through the applicable vesting dates. Workday expects to enter into its standard form of indemnification agreement with Ms. Morris. Ms. Morris has not yet been named to serve on any committee of the Board and there are no arrangements or understandings between Ms. Morris and any other persons pursuant to which she was elected as a director. Chevron Corporation is a customer of Workday and made payments to Workday of approximately $19.8 million for the fiscal year ended January 31, 2024, and approximately $900,000 during the six months ended July 31, 2024. These transactions were based on arms-length agreements entered into in the ordinary course of business.

A copy of the press release announcing Ms. Morris’s appointment is attached hereto as Exhibit 99.1. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated September 10, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 10, 2024

Workday, Inc.
/s/ Richard H. Sauer
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary